EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 130  to the Registration Statement of Calvert Management Series (1933 Act File No. 002-69565) of my opinion dated April 12, 2023 which was filed as Exhibit (i) to Post-Effective Amendment No. 124.

/s/ Michael Keane
Michael Keane, Esq.

January 27, 2026
Boston, Massachusetts